UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 2013

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; the Plan Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2013, the Becton, Dickinson and Company (“BD”) Deferred Compensation and Benefit Restoration Plan (the “Plan”) was amended to (i) eliminate minimum salary deferrals, (ii) clarify provisions regarding the deferral of annual incentive payments, (iii) change the minimum deferral requirements for deferrals of equity-based compensation awards from a minimum number of units to a minimum percentage of the awards, (iv) make certain design changes regarding matching credits under the Plan, (v) change the Plan provisions relating to in-service distributions, (vi) clarify Plan provisions relating to the restoration benefits of foreign associates who permanently re-locate to the U.S., and (vii) give the Plan Administrative Committee, the administrative committee under the Plan, the authority to adopt amendments to the Plan that do not materially increase BD’s costs of providing benefits or materially affect participant benefits. A copy of the Plan as amended as of July 23, 2013 is filed as Exhibit 10.1 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2013, BD’s By-Laws were amended to (i) clarify that the indemnification provisions contained in the By-Laws include mandatory advancement of expenses for BD’s directors and officers, and establish a process for the review of indemnification claims, (ii) reflect the change in name of the Science, Innovation and Technology Committee to the Science, Marketing, Innovation and Technology Committee, (iii) restrict the ability of committees of the Board to repeal or alter resolutions adopted by the Board, and (iv) make certain clarifying and other minor changes. A copy of BD’s By-Laws as amended as of July 23, 2013 is filed as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	By-laws, as amended as of July 23, 2013

10.1	Deferred Compensation and Benefit Restoration Plan, as amended as of July 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Vice President and Corporate Secretary

Date: July 25, 2013

EXHIBIT INDEX

3.1	By-laws, as amended as of July 23, 2013

10.1	Deferred Compensation and Benefit Restoration Plan, as amended as of July 23, 2013